UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2020

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FEYE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On December 8, 2020, FireEye, Inc. ("FireEye", “we”, “our” or “us”) filed a Current Report on Form 8-K and issued a blog post announcing a security incident. On December 13, 2020, we provided the following update on our investigation on our corporate blog at fireeye.com/blog.

We have identified a global campaign that introduces a compromise into the networks of public and private organizations through the software supply chain. This compromise is delivered through updates to a widely-used IT infrastructure management software – the Orion network monitoring product from SolarWinds. The campaign demonstrates top-tier operational tradecraft and resourcing consistent with state-sponsored threat actors.

Based on our analysis, the attacks that we believe have been conducted as part of this campaign share certain common elements:
•Use of malicious SolarWinds update: Inserting malicious code into legitimate software updates for the Orion software that allow an attacker remote access into the victim’s environment
•Light malware footprint: Using limited malware to accomplish the mission while avoiding detection
•Prioritization of stealth: Going to significant lengths to observe and blend into normal network activity
•High OPSEC: Patiently conducting reconnaissance, consistently covering their tracks, and using difficult-to-attribute tools

Based on our analysis, we have now identified multiple organizations where we see indications of compromise dating back to the Spring of 2020, and we are in the process of notifying those organizations. Our analysis indicates that these compromises are not self-propagating; each of the attacks require meticulous planning and manual interaction. Our ongoing investigation uncovered this campaign, and we are sharing this information consistent with our standard practice.

We have been in close coordination with SolarWinds, the Federal Bureau of Investigation, and other key partners. We believe it is critical to notify all our customers and the security community about this threat so organizations can take appropriate steps. As this activity is the subject of an ongoing FBI investigation, there are also limits to the information we are able to share at this time.

We have already updated our products to detect the known altered SolarWinds binaries. We are also scanning for any traces of activity by this actor and reaching out to both customers and non-customers if we see potential indicators.

For additional information, please see FireEye's corporate blog at fireeye.com/blog. We currently intend that any further announcements regarding the security incident will be disclosed on our corporate blog at fireeye.com/blog or social media (twitter.com/fireeye; twitter.com/mandiant; facebook.com/FireEye/; and/or linkedin.com/company/fireeye).

Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current beliefs, understanding and expectations and may relate to, among other things, statements regarding our current beliefs and understanding regarding the impact and scale of the disclosed event and our understanding of what occurred. Forward-looking statements are based on currently available information and our current beliefs, expectations and understanding, which may change as the investigation proceeds and more is learned, including what was targeted and accessed by the attacker. These statements are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to FireEye. These risks and uncertainties include but are not limited to our ongoing investigation, including the potential discovery of new information related to the incident.

Forward-looking statements speak only as of the date they are made, and while we intend to provide additional information regarding the attack, FireEye does not undertake to update these statements other than as required by law and specifically disclaims any duty to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: December 14, 2020	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary